UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2013

SOUTHERN UNION COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Southern Union Company (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on September 3, 2013 (the “Original Report”) to provide unaudited pro forma condensed consolidated financial information included as Exhibit 99.1 herein.

Item 8.01. Other Events.

Pro Forma Financial Information

On September 3, 2013, the Company filed the Original Report on Form 8-K to provide investors with information related to the completion of the sale of the assets of the Company’s Missouri Gas Energy division (“MGE”) to Laclede Gas Company for an aggregate purchase price of $975 million, subject to customary closing conditions.

Exhibit 99.1 to this amendment to Current Report on Form 8-K presents the following unaudited pro forma condensed consolidated financial information, which has been prepared in accordance with Article 11 of Regulation S-X:

•	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2013;

•	Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2013;

•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012; and

•	Notes to unaudited pro forma condensed consolidated financial statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SOUTHERN UNION COMPANY
(Registrant)

Date: September 6, 2013         By: /s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President – Associate General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements